Exhibit 32.2

Section 1350 Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dollarama Group Holdings L.P. (the “Partnership”) on Form 10-Q for the quarter ended November 1, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, Nicholas Nomicos, Senior Vice President, Interim Chief Financial Officer and Secretary of the general partner of the Partnership, Dollarama Group GP Inc., certify that to my knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: December 10, 2009

/s/ Nicholas Nomicos
Nicholas Nomicos
Senior Vice President, Interim Chief Financial Officer and Secretary